EXHIBIT 99

PRESS RELEASE

NATURAL HEALTH TRENDS CORP. ANNOUNCES RESULTS OF ANNUAL MEETING

Thursday March 13, 8:30 am ET
DALLAS--(BUSINESS WIRE)--March 13, 2003--Natural Health Trends Corp. (OTCBB:NHTC
- NEWS) announced today that each of the five proposals presented before the shareholders at its annual meeting were overwhelmingly approved, including a 1-for-100 reverse stock split with respect to our shares of common stock. Mark Woodburn, President of NHTC stated, "We greatly appreciate the confidence our shareholders have shown in supporting us. We are optimistic that with the steps taken yesterday we will be able to continue to grow the Company and to enhance shareholder value. It is anticipated that the 1-for-100 reverse stock split will be effective at the commencement of trading on March 19, 2003."

About Natural Health Trends Corp.

Natural Health Trends Corp. is a holding company for two operating subsidiaries, ekaire.com, Inc. that sells nutritional supplements and vitamins and Lexxus International, Inc. Lexxus, started in January 2001, markets and sells quality-of-life products. Investors looking for information pertaining to Natural Health Trends Corp. or any of its subsidiaries are encouraged to look up http://www.nhtc.ws on the Internet or by contacting Investor Relations Services, Inc. at 386.409.0200 or on the Internet at http://www.invrel.net. Shareholders are encouraged to register for updated information on the corporation via e-mail at the website.

Safe Harbor Statement

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates," "will," or "plans" to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.


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Contact:
     Natural Health Trends Corp., Dallas
     Mark Woodburn, 972/819-2035
     or
     Investor Relations Services, Inc., New Smyrna Beach, FL
     Tom Watkins, 386/409-0200
     nhtc@invrel.net


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